                                                                     EXHIBIT 3.2


                                   BY-LAWS
                                      OF
                          EVEREST HEALTHCARE II, INC.
                          ---------------------------


                                   ARTICLE I
                                   ---------

                            IDENTIFICATION: OFFICES
                            -----------------------



          SECTION 1.1.  NAME.  The name of the corporation is Everest Healthcare
                        ----
II, Inc. (the "Corporation").

          SECTION 1.2. REGISTERED OFFICES; OTHER OFFICES. The registered office
                       ---------------------------------
of the Corporation in the State of Delaware shall be in the City of Wilmington and County of New Castle. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.


                                  ARTICLE II
                                  ----------

                                 STOCKHOLDERS
                                 ------------

          SECTION 2.1.  ANNUAL MEETING. An annual meeting of the stockholders
                        --------------
shall be held on the first Monday in June of each year, or on such other date as may be determined by resolution of the Board of Directors; provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold for the term provided in Section 3.1 of these By-laws.

          SECTION 2.2. SPECIAL MEETING. A special meeting of the stockholders
                       ---------------
may be called by the President of the Corporation, the Board of Directors, or by such other officers or persons as the Board of Directors may designate.

          SECTION 2.3. PLACE OF STOCKHOLDER MEETINGS. The Board of Directors may
                       -----------------------------
designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation.

          SECTION 2.4. NOTICE OF MEETINGS. Unless waived as herein provided,
                       ------------------
whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting or in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation's property, business or assets not less than twenty (20) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation.

     When a meeting is adjourned to another time or place in accordance with
Section 2.5 of these By-laws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTTION 2.5. QUORUM AND ADJOURNED MEETINGS.  Unless otherwise
                        -----------------------------
provided by law or the Corporation's Certificate of Incorporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

          SECTION 2.6. FIXING OF RECORD DATE. (a) For the purpose of determining
                       ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of

Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders' consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          SECTION 2.7. VOTING LIST. The officer who has charge of the stock
                       -----------
ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 2.8. VOTING. Unless otherwise provided by the Certificate of
                       ------
Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter be the act of the stockholders. Directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

          SECTION 2.9. PROXIES. Each stockholder entitled to vote at a meeting
                       -------
of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          SECTION 2.10. RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except
                        ----------------------------------------------
as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

          SECTION 2.11. INFORMAL ACTION OF STOCKHOLDERS. Any action required to
                        -------------------------------
be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such section.

          SECTION 2.12. ORGANIZATION. Such person as the Board of Directors may
                        ------------
designate or, in the absence of such a designation, the president of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. In the absence of the secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

          SECTION 3.1. NUMBER AND TENURE OF DIRECTORS. The number of directors
                       ------------------------------
of the Corporation shall consist of ten (10) members. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation.

          SECTION 3.2. ELECTION OF DIRECTORS. Directors shall be elected at the
                       ---------------------
annual meeting of stockholders. In all elections for directors, every stockholder shall have the right to vote the number of shares owned by such stockholder for each director to be elected.

          SECTION 3.3. SPECIAL MEETINGS. Special meetings of the Board of
                       ----------------
Directors may be called by or at the request of the Chairman of the Board, the President or at least one-third of the number of directors constituting the whole board. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

          SECTION 3.4. NOTICE OF SPECIAL MEETINGS OF THE BOARD OF DIRECTORS.
                       ----------------------------------------------------
Notice of any special meeting of the Board of Directors shall be given at least two (2) days previous thereto by written notice to each director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

          SECTION 3.5. QUORUM. A majority of the total number of directors fixed
                       ------
by these By-laws, or in the absence of a By-Law which fixes the number of directors, the number stated in the Certificate of Incorporation or named by the incorporators, shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

          SECTION 3.6. VOTING. The vote of the majority of the directors present
                       ------
at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Delaware General Corporation Law or the Certificate of Incorporation requires a vote of a greater number.

          SECTION 3.7. VACANCIES. Vacancies in the Board of Directors may be
                       ---------
filled by a majority vote of the Board of Directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of stockholders at which directors are elected.

          SECTION 3.8. REMOVAL OF DIRECTORS. A director, or the entire Board of
                       --------------------
Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if cumulative voting obtains and less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

          SECTION 3.9. INFORMAL ACTION OF DIRECTORS. Unless otherwise restricted
                       ----------------------------
by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 3.10 PARTICIPATION BY CONFERENCE TELEPHONE. Members of the
                       --------------------------------------
Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.10 shall constitute presence in person at such meeting.


                                  ARTICLE IV
                                  ----------

                               WAIVER OF NOTICE
                               ----------------

          SECTION 4.1. WRITTEN WAIVER OF NOTICE. A written waiver of any
                       ------------------------
required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

          SECTION 4.2  ATTENDANCE AS WAIVER OF NOTICE. Attendance of a person at
                       ------------------------------
a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V
                                   ---------

                                  COMMITTEES
                                  ----------

          SECTION 5.   GENERAL PROVISIONS. The Board of Directors may, by
                       ------------------
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors, in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant, to Section 253 of the Delaware General Corporation Law.

                                  ARTICLE VI
                                  ----------

                                   OFFICERS
                                   --------

          SECTION 6.1.   GENERAL PROVISIONS. The Board of Directors shall elect
                         ------------------
a President and a Secretary of the Corporation. The Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

          SECTION 6.2.   ELECTION AND TERM OF OFFICE. The officers of the
                         ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these By-laws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 6.3    REMOVAL OF OFFICERS. Any officer or agent elected or
                         -------------------
appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

          SECTION 6.4.   THE CHIEF EXECUTIVE OFFICER. The Board of Directors
                         ---------------------------
shall designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated Chief Executive Officer, then the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.

          SECTION 6.5.   THE PRESIDENT. In the absence of the Chief Executive
                         -------------
Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these By-laws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          SECTION 6.6.   THE CHAIRMAN OF THE BOARD. The Chairman of the Board,
                         -------------------------
if one is chosen, shall be chosen from among the members of the board. If the Chairman of the Board has not been designated Chief Executive Officer, the Chairman of the Board shall perform such duties as may be assigned to the Chairman of the Board by the Chief Executive Officer or by the Board of Directors.

          SECTION 6.7.   VICE CHAIRMAN OF THE BOARD. In the absence of the Chief
                         --------------------------
Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the Vice Chairman, or if there be more than one, the Vice Chairmen, in the order determined by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times, the Vice Chairman or Vice Chairmen shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          SECTION 6.8.   THE VICE PRESIDENT.  In the absence of the President or
                         ------------------
in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          SECTION 6.9.   THE SECRETARY.  The Secretary shall attend all meetings
                         -------------
of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          SECTION 6.10.  THE ASSISTANT SECRETARY.  The Assistant Secretary, or
                         -----------------------
if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          SECTION 6.11.  THE TREASURER.  The Treasurer shall have the custody of
                         -------------
the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the

Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 6.12. The Assistant Treasurer. The Assistant Treasurer, or if
                        -----------------------
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          SECTION 6.13. Duties of Officers May be Delegated. In the absence of
                        ------------------------------------
any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

          SECTION 6.14. Compensation. The Board of Directors shall have the
                        -------------
authority to establish reasonable compensation of all officers for services to the Corporation.


                                  ARTICLE VII
                                  -----------

                            CERTIFICATES FOR SHARES
                            -----------------------

          SECTION 7.1.  Certificates of Shares. The shares of the Corporation
                        ----------------------
shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

          SECTION 7.2.  Signatures of Former Officer, Transfer Agent or
                        -----------------------------------------------
Registrar. In case any officer, transfer agent, or registrar who has signed or
---------
whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

          SECTION 7.3.  TRANSFER OF SHARES. Transfers of shares of the
                        ------------------
Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares.

          SECTION 7.4.  LOST, DESTROYED OR STOLEN CERTIFICATES. Whenever a
                        --------------------------------------
certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person's legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.


                                 ARTICLE VIII
                                 ------------

                                   DIVIDENDS
                                   ---------

          SECTIONS 8.   DIVIDENDS. The Board of Directors of the Corporation may
                        ---------
declare and pay dividends upon the shares of the Corporation's capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.


                                  ARTICLE IX
                                  ----------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

          SECTION 9.1.  CONTRACTS. The Board of Directors may authorize any
                        ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          SECTION 9.2.   Loans. No loans shall be contracted on behalf of the
                         -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 9.3.   Checks, Drafts, Etc. All checks, drafts or other orders
                         -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 9.4.   Deposits. The funds of the Corporation may be deposited
                         --------
or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.


                                   ARTICLE X
                                   ---------

                                  AMENDMENTS
                                  ----------

          SECTION 10.    Amendments. These By-laws may be adopted, amended or
                         ----------
repealed by either the Corporation's Board of Directors or its stockholders; provided, however, regarding indemnification of directors, Article XI may only be amended by the Corporation's stockholders.


                                  ARTICLE XI
                                  ----------

          SECTION 11.1   Indemnification. The Corporation shall indemnify, in
                         ---------------
accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the sole discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify any such director (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense or brought against such person in response to a proceeding, claim or action by such person against the Corporation, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement or, (iii) if liability was incurred because the director breached or failed to perform a duty he owes to the corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director has a material conflict of interest, (b) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful, (c) a transaction from which the director derived an improper personal profit, or (d) willful misconduct. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, shall not, by itself, create a presumption that indemnification of the director or officer is not required. A director or officer who seeks indemnification shall make a written request to the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.

          SECTION 11.2   DETERMINATION OF RIGHTS TO INDEMNIFICATION. Unless
                         ------------------------------------------
otherwise provided by the Corporation's Certificate of Incorporation, these by-laws, or written agreement between the director or officer, the determination as to right to indemnification shall be made by a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, the determination will be made by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

                               [NO TEXT ON PAGE]

                                     -14-